UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 28, 2010
EXTERRAN PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Actions by Exterran Holdings, Inc.
Adoption of Incentive Program for 2010
     On February 28, 2010, the compensation committee of the board of directors of Exterran Holdings, Inc. (the “Exterran Holdings compensation committee”) adopted a short-term incentive program (the “2010 Incentive Program”) to provide the short-term incentive compensation element of Exterran Holdings’ and our total direct compensation program for this year. Under the 2010 Incentive Program, each executive officer will be eligible to receive short-term incentive compensation in the form of a cash award based on the Exterran Holdings compensation committee’s assessment, with input from management, of Exterran Holdings’ performance for 2010 relative to the key business activities and indicators listed below, as well as each executive officer’s individual contribution toward those criteria:
•	Generation of free cash flow, along with the achievement of other financial targets within Exterran Holdings’ 2010 business plan, including EBITDA, earnings per share and bookings of new business;

•	Customer service, to be assessed by various regional and group metrics for measuring and enhancing customer service;

•	Employee development, to be assessed by successful implementation of various regional and group initiatives; and

•	Safety, to be assessed by specific regional and group metrics for the incident rate for both recordable injuries (“TRIR”) and the number of vehicle incidents, with a corporate TRIR target of 0.9 or less;
as well as one or more of the following items that the Exterran Holdings compensation committee may choose to consider, in its discretion:
•	Exterran Holdings’ performance relative to its 2010 business plan;

•	existing or anticipated financial, economic and industry conditions; and

•	such other factors or criteria as the Exterran Holdings compensation committee, in its discretion, deems appropriate.
     No specific weighting will be assigned to any particular Exterran Holdings performance level or individual level of contribution, and, with respect to a performance-based award to be made to a particular executive officer, no specific weight will be made as between Exterran Holdings’ performance and individual contribution. The Exterran Holdings compensation committee has reserved the right to modify the list of criteria as well as target levels of one or more of these criteria in its discretion based on internal and external developments during the course of 2010.
     Each executive officer’s target bonus payment under the 2010 Incentive Program will be a specified percentage of that individual’s base salary, and each executive officer’s actual bonus payment may be paid out at a level of 0% to 200% of target bonus based on Exterran Holdings’ performance, as may be adjusted based on individual performance, in each case based on the Exterran Holdings compensation committee’s determination, in its discretion and with input from management, of the level of attainment of applicable Exterran Holdings and individual performance. In determining the target 2010 bonus opportunity for each of the following individuals, our Named Executive Officers for 2009, the Exterran Holdings compensation committee considered the relative responsibility of each executive officer and his potential impact on the achievement of Exterran Holdings’ performance criteria. Those target 2010 bonus opportunities (expressed as a percentage of each Named Executive Officer’s base salary for 2010), are as follows:

		2010 Bonus
		Target
Executive Officer	Title	(%)
Ernie L. Danner	President and Chief Executive Officer	140
David S. Miller	Vice President and Chief Financial Officer	42
J. Michael Anderson	Senior Vice President	70
D. Bradley Childers	Senior Vice President	70
Daniel K. Schlanger	Senior Vice President	70
     We anticipate that awards under the 2010 Incentive Program for the year ending December 31, 2010 will be determined and paid in the first quarter of 2011. Pursuant to the terms of an omnibus agreement between us, our general partner, Exterran Holdings and others (the “Omnibus Agreement”), we will reimburse Exterran Holdings for that portion of our Named Executive Officers’ compensation, including any 2010 annual incentive bonuses awarded under the 2010 Incentive Program, allocated to us.
Adjustments to Base Salaries for 2010
     On February 28, 2010, the following adjustments, expected to be effective in April 2010, were made to the annual base salaries of our Named Executive Officers:

		2009	2010
		Base	Base
		Salary	Salary
Officer	Title	($)	($)
Ernie L. Danner	President and Chief Executive Officer	450,000	500,000
David S. Miller	Vice President and Chief Financial Officer	245,000	252,000
J. Michael Anderson	Senior Vice President	355,000	365,000
D. Bradley Childers	Senior Vice President	340,000	350,000
Daniel K. Schlanger	Senior Vice President	300,000	325,000
     Pursuant to the terms of the Omnibus Agreement, we will reimburse Exterran Holdings for that portion of our Named Executive Officers’ compensation, including the 2010 base salaries, allocated to us.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.
By:	Exterran General Partner, L.P., its
general partner

By:	Exterran GP LLC, its general partner

March 4, 2010	By:	/s/ David S. Miller
David S. Miller
Vice President and Chief Financial Officer